ETRN and EQM ANNOUNCE YEAR-END 2018 RESULTS
Provide 2019 Guidance; Business and Project Updates
Pittsburgh, PA (February 14, 2019) – Equitrans Midstream Corporation (NYSE: ETRN) and EQM Midstream Partners, LP (NYSE: EQM) today announced full-year and fourth quarter 2018 results.
2018 Highlights:

•	Launched Equitrans Midstream Corporation as a leading, independent midstream company

•	Generated 92% of transmission operating revenue from firm reservation fees

•	Generated 45% of gathering operating revenue from firm reservation fees

•	Averaged a record 7.0 Bcf per day gathered volume in the fourth quarter

•	Reduced gathering operating and maintenance expense per gathered volume by 29% year-over-year

•	Completed 70% of construction for the Mountain Valley Pipeline
Recent Activities:

•	Executed agreement to eliminate the EQM incentive distribution rights

•	ETRN acquired EQGP Holdings, LP; delisted EQGP from the NYSE

•	EQM declared a $1.13 per unit cash distribution for Q4 2018

•	ETRN declared initial dividend of $0.41 per share for Q4 2018

•	ETRN expects $1.80 dividend per share in 2019

“During 2018, we successfully completed our business separation and launched ETRN as a strong, independent midstream company," said Thomas F. Karam, chief executive officer of ETRN and EQM. "Additionally, today we announced the elimination of the EQM IDRs, demonstrating our previous commitment to simplify our structure, strengthen EQM's financial profile, and create long-term value for our shareholders and unitholders. Building on the momentum of the past year, we look forward to continuing to execute on our growth strategy."

Diana Charletta, chief operating officer, added, "In 2018, EQM more than doubled its asset base through the acquisitions of Rice Midstream Partners, and the Strike Force and Olympus gathering systems; and we completed several significant organic growth projects -- collectively culminating in a transformational year for our company. By the end of 2019, we anticipate the in-service of several key projects, including MVP, Hammerhead, and the Equitrans expansion project; and we also expect to begin integrating our Pennsylvania gathering systems for our largest customer. We remain focused on leveraging our asset footprint and providing innovative commercial solutions, which we believe will ultimately reflect tremendous benefits for our customers."

2018 YEAR-END AND FOURTH QUARTER RESULTS
ETRN today announced net income attributable to ETRN of $218 million for 2018 and net loss attributable to ETRN of $48 million for the fourth quarter 2018.
For the year, net income attributable to EQM totaled $668 million, adjusted EBITDA was $998 million, net cash provided by operating activities was $1,187 million, and distributable cash flow was $809 million. For the fourth quarter 2018, EQM reported a net loss attributable to EQM of $36 million, adjusted EBITDA was $302 million, net cash provided by operating activities was $322 million, and distributable cash flow was $228 million. The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures to their most comparable GAAP financial measure.

ETRN and EQM net income for the fourth quarter and full-year were impacted by a $262 million impairment charge to goodwill. The impairment was primarily driven by production curtailments behind the Rice Energy midstream assets, which were acquired by EQT Corporation (EQT) in 2017 and subsequently purchased by EQM in 2018.
On July 23, 2018, EQM closed the acquisition of Rice Midstream Partners LP (RMP). Effective May 1, 2018, EQM acquired the Olympus gathering system and a 75% interest in the Strike Force gathering system (Drop-Down Transaction) from EQT. Also, on May 1, 2018, EQM purchased the remaining 25% interest in the Strike Force gathering system from Gulfport Energy. As a result of the RMP acquisition and the Drop-Down Transaction, EQM's financial statements have been retrospectively recast to include the pre-acquisition results of each acquisition from the time common control began on November 13, 2017, the date on which EQT closed its acquisition of Rice Energy.
For the fourth quarter, ETRN received $117 million cash from its ownership in EQM, which consists of 37.2 million limited partner units, the general partner interest, and 100% of the incentive distribution rights.
During the fourth quarter, ETRN incurred $37 million of expenses related to the separation from EQT and other transaction costs. ETRN also incurred $2 million of selling, general and administrative (SG&A) expenses related to public company costs.
EQM fourth quarter 2018 operating revenue increased $92 million, a 32% increase compared to the same quarter last year. The RMP acquisition and the Drop-Down Transaction accounted for $86 million of the increase, with the remaining increase resulting from higher contracted firm transmission and gathering capacities. Operating expenses, excluding the impairment charge, increased $37 million compared to the fourth quarter of 2017, with approximately $23 million resulting from the RMP acquisition and the Drop-Down Transaction. EQM also had approximately $5 million of non-recurring SG&A costs. The remaining increase was primarily related to higher system throughput and additional assets placed in-service, consistent with the growth in the business.
SIMPLIFICATION TRANSACTION
As announced in a separate news release today, ETRN, EQM, and certain of their affiliates entered into a definitive agreement to exchange and cancel the EQM Incentive Distribution Rights (IDRs) and restructure the economic general partner interest in EQM for 80 million newly issued EQM common units, 7 million newly issued EQM Class B units, and a non-economic general partner interest. The EQM Class B units are not entitled to receive cash distributions from EQM until they become convertible into EQM common units. At the holder's option, the Class B units will be convertible into EQM common units in three tranches: 2.5 million units convertible on April 1, 2021; 2.5 million units convertible on April 1, 2022; and 2 million units convertible on April 1, 2023. The transaction is expected to close in February 2019. At closing, ETRN will beneficially own the non-economic general partner interest and an approximate 60% limited partner interest in EQM. For more details, please refer to the separate news release issued today.
QUARTERLY DIVIDEND AND DISTRIBUTION
ETRN
For the fourth quarter 2018, ETRN will pay a quarterly cash dividend of $0.41 per share on February 27, 2019 to ETRN shareholders of record at the close of business on February 15, 2019.

EQM
For the fourth quarter 2018, EQM paid a quarterly cash distribution of $1.13 per unit on February 13, 2019 to EQM unitholders of record at the close of business on February 1, 2019. The quarterly cash distribution was 1% higher than the third quarter 2018 and 10% higher than the fourth quarter 2017.

EQM EXPANSION AND ONGOING MAINTENANCE CAPITAL EXPENDITURES
Expansion
Expansion capital expenditures and capital contributions to Mountain Valley Pipeline, LLC (MVP JV), totaled $682 million for the fourth quarter 2018 and $1,716 million for the full-year 2018.

$MM	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
Mountain Valley Pipeline	$467	$913
Gathering	$183	$684
Transmission	$26	$96
Water	$6	$23
Total	$682	$1,716
Includes full-year Drop-Down Transaction and RMP expansion capital expenditures. Approximately $52 million of expansion capital expenditures were spent on the Drop-Down Transaction assets prior to the Drop-Down Transaction. Approximately $85 million of expansion capital expenditures were spent on the RMP assets prior to the RMP acquisition.

Ongoing Maintenance
Ongoing maintenance capital expenditures are cash expenditures made to maintain, over the long term, EQM operating capacity or operating income. EQM ongoing maintenance capital expenditures, net of reimbursements, totaled $23 million in the fourth quarter 2018 and $47 million for the full-year.
GUIDANCE
ETRN Guidance
In 2019, ETRN expects to pay a quarterly dividend of $0.45 per share, resulting in an annual dividend of $1.80 per share. ETRN expects to increase the quarterly per share dividend once a year during each first quarter.

ETRN forecasts approximately $5 million in public company costs annually and expects approximately $5 million of transaction costs in the first quarter 2019.

ETRN Long-term Outlook

•	Annual dividend growth target of 8%

EQM Financial Guidance

Full-year 2019
Net Income ($B)	$0.95
Adjusted EBITDA ($B)	$1.3
Annual Distribution Growth	6%
Coverage Ratio	1.0x - 1.1x

Q1 2019
Net Income ($MM)	$215 - $235
Adjusted EBITDA ($MM)	$310 - $330
As a result of the separation from EQT, EQM will incur certain SG&A expenses related to the establishment of independent functions and systems that were previously used to support both EQM's midstream business and EQT's production business. In 2019, EQM forecasts ongoing quarterly SG&A expenses of $30 - $35 million and an incremental $5 - $10 million of separation and other transaction costs in the first quarter.

EQM Expansion Capital Expenditures & Capital Contributions

$B	2019 Growth CAPEX Forecast
Mountain Valley Pipeline	$0.9
Gathering	$0.9
Transmission	$0.1
Water	$0.1
Total	$2.0
For full-year 2019, EQM forecasts ongoing maintenance capital expenditures of approximately $60 million.

EQM Long-term Outlook

•	Annual distribution growth target of 6%

•	Distribution coverage target in excess of 1.2x beginning in 2020

•	Debt to EBITDA target of 3.5x - 4.0x beginning in 2020

•	Current project backlog expected to be funded with retained cash flow and debt capacity

BUSINESS AND PROJECT UPDATES
Transmission - New Power Plant Connection
EQM recently executed a Precedent Agreement with ESC Brooke County Power I, LLC to construct a natural gas pipeline for connection to a proposed 830 MW power plant in Brooke County, West Virginia. The agreement includes a 10-year firm reservation commitment for 140 MMcf per day of capacity. EQM expects to invest an estimated $80 million to construct the approximately 16-mile long pipeline, which has a targeted in-service date during mid-year 2022.

Water Services
EQM continues to develop its water services business by expanding its Pennsylvania and Ohio freshwater assets, which include water pipelines, impoundment facilities, pumping stations, and take point and measurement facilities. EQM’s water services team recently finalized agreements with EQT and four additional producers to provide fresh water services. The water services business segment is expected to generate approximately $100 million of EBITDA in 2019, a 64% increase over 2018.

Mountain Valley Pipeline
As of year-end 2018, the Mountain Valley Pipeline (MVP) project team completed 70% of its construction activities, which included the welding of nearly 175 miles of pipeline and the ongoing construction work of all compressor stations and interconnects. The MVP JV is continuing with its scaled-back construction efforts for the winter and continues to target a full in-service date during the fourth quarter 2019 at an overall project cost estimate of $4.6 billion, of which EQM will fund approximately $2.2 billion. The MVP team also continues to work through the project’s remaining legal challenges, which include securing a Nationwide 12 Permit from the U.S. Army Corps of Engineers for stream and waterbody crossings.

MVP Southgate
EQM recently increased its equity interest in the MVP Southgate project by acquiring a portion of the interests previously owned by Con Edison and PSNC Energy. As a result of these transactions, EQM now has a 47.2% ownership interest in the project.

On November 6, 2018, MVP Southgate filed its certificate application with the Federal Energy Regulatory Commission (FERC). The approximately 70-mile project is expected to receive gas from the MVP in Virginia and transport to new delivery points in Rockingham and Alamance Counties, North Carolina. MVP Southgate is backed by a 300 MMcf per day firm capacity commitment from PSNC Energy. As designed, the pipeline has expansion capabilities that could provide up to 900 MMcf per day of total capacity. The project cost estimate is $450 - $500 million. Subject to FERC approval, MVP Southgate has a targeted in-service date during the fourth quarter 2020. EQM will serve as operator of the pipeline.

Hammerhead Pipeline
The Hammerhead project is a gathering header pipeline that will traverse approximately 64 miles from southwestern Pennsylvania to Mobley, West Virginia, where both the MVP and the Ohio Valley Connector originate. The pipeline is expected to provide 1.6 Bcf per day of capacity, of which 1.2 Bcf per day is contracted under a firm capacity commitment by EQT. The pipeline is estimated to cost $555 million and is expected to be placed in-service during the fourth quarter 2019, in conjunction with the MVP.

Equitrans Midstream Corporation Launched
On November 13, 2018, ETRN began "regular way" trading on the New York Stock Exchange after completion of the spin-off from EQT. ETRN is now a standalone, publicly traded company and, through its subsidiaries, is one of the largest natural gas gatherers and transmission pipeline operators in the United States, with a premier asset footprint in the Marcellus and Utica Shale region.

Acquisition of EQGP Holdings, LP by ETRN
On December 31, 2018, ETRN closed several private purchases of common units (EQGP Common Units) in EQGP Holdings, LP (EQGP) for $20.00 per unit in cash (Private Purchases). As a result of the Private Purchases, ETRN owned more than 95% of the outstanding EQGP Common Units, allowing ETRN to exercise the Limited Call Right under EQGP's partnership agreement. The Limited Call Right closed on January 10, 2019, at which time the remaining holders of EQGP Common Units (other than ETRN and its affiliates) received $20.00 per unit in cash. As a result of these transactions, EQGP Common Units are no longer publicly traded.

ETRN financed the Private Purchases and the Limited Call Right with cash proceeds from the issuance of a $600 million, five-year, senior secured Term Loan B.

NON-GAAP DISCLOSURES
EQM Adjusted EBITDA and Distributable Cash Flow
As used in this news release, EQM adjusted EBITDA means net (loss) income attributable to EQM plus net interest expense, depreciation, amortization of intangible assets, impairment of goodwill, payments on EQM's preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense and transaction costs less equity income, AFUDC - equity and adjusted EBITDA of assets prior to acquisition. As used in this news release, distributable cash flow means EQM adjusted EBITDA less net interest expense excluding interest income on the Preferred Interest, capitalized interest and AFUDC - debt, and ongoing maintenance capital expenditures net of reimbursements and transaction costs. Distributable cash flow should not be viewed as indicative of the actual amount of cash that EQM has available for distributions from operating surplus or that EQM plans to distribute. Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess:

•
EQM’s operating performance as compared to other publicly traded partnerships in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods;

•	the ability of EQM’s assets to generate sufficient cash flow to make distributions to EQM unitholders;

•	EQM’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQM believes that adjusted EBITDA and distributable cash flow provide useful information to investors in assessing EQM’s results of operations and financial condition. Adjusted EBITDA and distributable cash flow should not be considered as alternatives to net (loss) income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net (loss) income and net cash provided by operating activities. Additionally, because adjusted EBITDA and distributable cash flow may be defined differently by other companies in its industry, EQM’s definitions of adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. The table below reconciles adjusted EBITDA and distributable cash flow with net (loss) income and net cash provided by operating activities as derived from the statements of consolidated operations and cash flows to be included in EQM’s annual report on Form 10-K for the year ended December 31, 2018.

EQM is unable to provide a reconciliation of its projected adjusted EBITDA (defined as projected earnings before interest, taxes, depreciation and amortization) to projected net income, the most comparable financial measure calculated in accordance with GAAP, because EQM does not provide guidance with respect to the intra-year timing of its or the MVP JV's capital spending, which impact AFUDC - debt and equity and equity earnings, among other items, that are reconciling items between adjusted EBITDA and net income. The timing of the capital expenditures is volatile as it depends on weather, regulatory approvals, contractor availability, system performance and various other items. EQM provides a range for the forecasts of net income and adjusted EBITDA to allow for the variability in the timing of capital spending and the impact on the related reconciling items, many of which interplay with each other. Therefore, the reconciliation of projected adjusted EBITDA to projected net income is not available without unreasonable effort.

Reconciliation of EQM Adjusted EBITDA and Distributable Cash Flow

(Thousands)	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018

Net (loss) income attributable to EQM	$(36,107)	$668,002
Add:
Net interest expense	45,354	122,094
Depreciation	44,957	171,914
Amortization of intangible assets	10,387	41,547
Impairment of goodwill	261,941	261,941
Preferred Interest payments	2,746	10,984
Non-cash long-term compensation expense	—	1,275
Transaction costs	250	7,761
Less:
Equity income	(25,942)	(61,778)
AFUDC – equity	(1,985)	(5,570)
Adjusted EBITDA attributable to RMP prior to merger	—	(160,128)
Adjusted EBITDA attributable to the Drop-Down Transaction	—	(60,507)
Adjusted EBITDA	$301,601	$997,535
Less:
Net interest expense excluding interest income on the Preferred Interest	(46,441)	(124,198)
Capitalized interest and AFUDC – debt	(3,914)	(9,873)
Ongoing maintenance capital expenditures net of reimbursements	(22,778)	(46,939)
Transaction costs	(250)	(7,761)
Distributable cash flow	$228,218	$808,764

Distributions declared (1):
Limited Partner	$136,117	$487,553
General Partner	75,176	265,604
Total	$211,293	$753,157
Coverage Ratio	1.08x	1.07x

Net cash provided by operating activities	$321,757	$1,187,239
Adjustments:
Capitalized interest and AFUDC – debt	(3,914)	(9,873)
Principal payments received on the Preferred Interest	1,125	4,406
Ongoing maintenance capital expenditures net of reimbursements	(22,778)	(46,939)
Adjusted EBITDA attributable to RMP prior to merger	—	(160,128)
Adjusted EBITDA attributable to the Drop-Down Transaction	—	(60,507)
Other, including changes in working capital	(67,972)	(105,434)
Distributable cash flow	$228,218	$808,764

(1)	Reflects cash distribution of $1.130 per limited partner unit for the fourth quarter of 2018 and 120,457,638 limited partner units outstanding as of December 31, 2018.

EQM Water EBITDA
Projected EQM water EBITDA means the projected earnings before interest, taxes, depreciation and amortization of EQM’s water services business. Projected EQM water EBITDA is a non-GAAP supplemental financial measure that management and external users of EQM’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the anticipated impact of EQM’s water services business on EQM’s operating performance and EQM’s ability to incur and service debt and fund capital expenditures. EQM water EBITDA should not be considered as an alternative to EQM’s net income, operating income or any other measure of financial performance presented in accordance with GAAP. EQM water EBITDA has important limitations as an analytical tool because the measure excludes some, but not all, items that affect net income. Additionally, because EQM water EBITDA may be defined differently by other companies in EQM’s industry, the definition of EQM water EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. EQM has not provided a reconciliation of projected EQM water EBITDA to projected EQM net income, the most comparable measure calculated in accordance with GAAP. EQM does not allocate certain costs, such as interest expenses, to individual assets within its business segments. Therefore, the reconciliation of projected EQM water EBITDA to projected EQM net income is not available without unreasonable effort.
Q4 2018 and Full-year 2018 Conference Call Information
ETRN and EQM will host a joint conference call with security analysts today at 11:00 a.m. (ET) to discuss fourth quarter and full-year 2018 financial results, operating results, and other business matters. An audio live stream of the call will be available on the internet via the Investors page at www.equitransmidstream.com and www.eqm-midstreampartners.com. Security analysts may access the call: U.S. tollfree at (866) 393-4306; and internationally at (734) 385-2655. The ETRN/EQM joint conference ID is 7984534.

Call Replay: For 14 days following the call, an audio replay will be available at (855) 859-2056 or (404) 537-3406. The ETRN/EQM conference ID: 7984534.
ETRN and EQM management speak to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the companies' respective websites at www.equitransmidstream.com and www.eqm-midstreampartners.com.

Annual Report
ETRN and EQM expect to file Annual Reports on Form 10-K for the fiscal year ended December 31, 2018 with the Securities and Exchange Commission (SEC) on February 14, 2019.
The EQM report will be available on EQM’s website at www.eqm-midstreampartners.com and the ETRN report will be available on ETRN's website at www.equitransmidstream.com. Both reports will also be available on the SEC website at www.sec.gov.
EQM unitholders may request printed copies of the EQM report, which contains audited financial statements. Email to: investors@equitransmidstream.com; or submit a written request to:

EQM Midstream Partners, LP
Attention: Investor Relations
625 Liberty Avenue, Suite 2000
Pittsburgh, PA 15222

About Equitrans Midstream Corporation:
Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and is one of the largest natural gas gatherers in the United States. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 and, through its subsidiaries, has an operational focus on gas gathering systems, transmission and storage systems, and water services assets that support natural gas producers across the Basin. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work. ETRN owns the general partner interest, the incentive distribution rights, and a 30.6% limited partner interest in EQM.

Visit Equitrans Midstream Corporation at www.equitransmidstream.com

About EQM Midstream Partners:
EQM Midstream Partners, LP is a growth-oriented limited partnership formed to own, operate, acquire, and develop midstream assets in the Appalachian Basin. As one of the largest gatherers of natural gas in the United States, EQM provides midstream services to producers, utilities, and other customers through its strategically located natural gas transmission, storage, and gathering systems, and water services to support energy development and production in the Marcellus and Utica regions. EQM owns approximately 950 miles of FERC-regulated interstate pipelines and approximately 2,200 miles of high- and low-pressure gathering lines.

Visit EQM Midstream Partners, LP at www.eqm-midstreampartners.com

Cautionary Statements
Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN and its subsidiaries, including guidance regarding EQM’s gathering, transmission and storage and water services revenue and volume growth; projected revenue and expenses; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage, and water projects); the cost, capacity, timing of regulatory approvals and anticipated in-service dates of the MVP mainline, MVP Southgate, Hammerhead and other projects; the ultimate terms, partners and structure of the MVP JV, and EQM’s ownership interests in the MVP JV; EQM’s ability to provide produced water handling services; acquisitions and other strategic transactions, including joint ventures, and ETRN’s and EQM’s ability to complete any transactions, effectively integrate acquisitions and achieve anticipated synergies and accretion associated with any transactions; the effects of the change of control of EQM resulting from the separation of ETRN from EQT; internal rate of return (IRR); compound annual growth rate (CAGR); capital commitments, projected capital contributions and capital and operating expenditures, including the amount and timing of capital expenditures reimbursable by EQT, capital budget and sources of funds for capital expenditures; liquidity and financing requirements, including funding sources and availability; ETRN’s and EQM’s abilities to service debt under, and comply with the covenants contained in, their respective credit agreements; dividend and distribution amounts, timing, rates and growth; the timing of the closing of the simplification transaction to exchange and cancel the IDRs and restructure the EQM general partner interests; ETRN's ultimate ownership percentage in EQM following the closing of the simplification transaction; effects of the conversion, if at all, of the EQM Class B units; effect of commodity prices; projected net income, projected adjusted EBITDA, projected EBITDA, projected distributable cash flow, projected leverage and projected coverage ratio; projected SG&A and separation and other transaction costs; the timing and amount of future issuances of ETRN common stock or EQM common units; changes in ETRN’s or EQM’s credit ratings; the effects of government regulation, tariffs and litigation; and tax position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN and EQM have based these forward-looking statements on current expectations and assumptions about future events. While ETRN and EQM consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the ETRN’s and/or EQM’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s and EQM’s business and forward-looking statements include, but are not limited to, those set forth under (i) Item 1A, “Risk Factors” of ETRN’s Form 10 registration statement filed with the Securities and Exchange Commission (SEC) and Item 1A, “Risk Factors” of ETRN’s Form 10-K for the year ended December 31, 2018 to be filed with the SEC, and (ii) Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2017 as filed with the SEC and Item 1A, “Risk Factors” of EQM’s Form 10-K for the year ended December 31, 2018 to be filed with the SEC, in each case as may be updated by any subsequent Form 10-Qs. Any forward-looking statement speaks only as of the date on which such statement is made, and neither ETRN nor EQM intends to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.
Information in this news release regarding EQT and its subsidiaries, is derived from publicly available information published by EQT.
This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of EQM’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of EQM’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not EQM, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

EQUITRANS MIDSTREAM CORPORATION
 STATEMENTS OF CONSOLIDATED OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Thousands, except per share amounts)
Operating revenues (1)	$384,791	$292,378	$1,495,098	$895,558
Operating expenses:
Operating and maintenance	44,658	30,110	163,192	84,831
Selling, general and administrative	41,216	26,023	124,069	80,339
Separation and other transaction costs	37,449	79,728	85,444	85,124
Depreciation	48,586	32,483	175,821	96,674
Amortization of intangible assets	10,387	5,540	41,547	5,540
Impairment of goodwill	261,941	—	261,941	—
Total operating expenses	444,237	173,884	852,014	352,508
Operating (loss) income	(59,446)	118,494	643,084	543,050
Equity income	25,942	6,758	61,778	22,171
Other income	1,818	863	5,011	4,439
Net interest expense	46,606	9,931	115,454	34,801
(Loss) Income before income taxes	(78,292)	116,184	594,419	534,859
Income tax expense	39,748	144,045	83,142	212,402
Net (loss) income	(118,040)	(27,861)	511,277	322,457
Less: Net (loss) income attributable to noncontrolling interests	(69,817)	99,264	292,879	349,613
Net (loss) income attributable to Equitrans Midstream Corporation	$(48,223)	$(127,125)	$218,398	$(27,156)

Net (loss) income per common stock outstanding - basic	$(0.19)	$(0.50)	$0.86	$(0.11)
Net (loss) income per common stock outstanding - diluted	$(0.19)	$(0.50)	$0.86	$(0.11)

Weighted average common stock outstanding - basic	254,432	254,432	254,432	254,432
Weighted average common stock outstanding - diluted (2)	254,432	254,432	255,033	254,432

(1)
Operating revenues included related party revenues from EQT for the three months ended December 31, 2018 and December 31, 2017 of approximately $283.5 million and $220.1 million, respectively, and for the years ended December 31, 2018 and December 31, 2017 of approximately $1.1 billion and $665.9 million, respectively.

(2)
For the three and twelve months ended December 31, 2017, earnings per share shown in the statements of consolidated operations was calculated based on the shares of Equitrans Midstream common stock distributed in connection with the Separation and Distribution and is considered pro forma in nature. Prior to the Separation, the Company did not have any publicly issued or outstanding common stock (other than shares owned by EQT).

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED OPERATIONS (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Thousands, except per unit amounts)
Operating revenues (2)	$384,791	$292,378	$1,495,098	$895,558
Operating expenses:
Operating and maintenance	44,658	30,110	163,192	84,831
Selling, general and administrative	41,361	25,351	129,851	77,321
Depreciation	44,957	42,970	171,914	107,161
Amortization of intangibles assets	10,387	5,540	41,547	5,540
Impairment of goodwill	261,941	—	261,941	—
Total operating expenses	403,304	103,971	768,445	274,853
Operating (loss) income	(18,513)	188,407	726,653	620,705
Equity income	25,942	6,758	61,778	22,171
Other income	1,818	863	5,011	4,439
Net interest expense	45,354	10,941	122,094	36,955
Net (loss) income	(36,107)	185,087	671,348	610,360
Net income attributable to noncontrolling interest	—	734	3,346	734
Net (loss) income attributable to EQM	$(36,107)	$184,353	$668,002	$609,626

Calculation of limited partners' interest in net (loss) income:
Net (loss) income attributable to EQM	$(36,107)	$184,353	$668,002	$609,626
Less pre-acquisition net income allocated to parent	—	(37,722)	(164,242)	(37,722)
Less general partner interest in net income – general partner units	1,041	(2,578)	(6,104)	(10,060)
Less general partner interest in net income – incentive distribution rights	(72,674)	(41,080)	(255,927)	(143,531)
Limited partners' interest in net (loss) income	$(107,740)	$102,973	$241,729	$418,313

Net (loss) income per limited partner unit – basic	$(0.89)	$1.28	$2.43	$5.19
Net (loss) income per limited partner unit – diluted	$(0.89)	$1.28	$2.43	$5.19

Weighted average limited partner units outstanding – basic	120,475	80,603	99,303	80,603
Weighted average limited partner units outstanding – diluted	120,475	80,603	99,303	80,603

(1)
EQM’s consolidated financial statements have been retrospectively recast to include the pre-acquisition results of EQM Olympus Midstream LLC, Strike Force Midstream Holdings LLC and EQM West Virginia Midstream LLC, which were acquired by EQM effective on May 1, 2018 (the Drop-Down Transaction), and Rice Midstream Partners LP, which was merged with and into EQM effective on July 23, 2018 (the EQM-RMP Merger).

(2)
Operating revenues included related party revenues from EQT for the three months ended December 31, 2018 and December 31, 2017 of approximately $283.5 million and $220.1 million, respectively, and for the years ended December 31, 2018 and December 31, 2017 of approximately $1.1 billion and $665.9 million, respectively.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
GATHERING RESULTS OF OPERATIONS (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$113,127	$106,454	$447,360	$407,355
Volumetric-based fee revenues	152,503	72,517	549,710	102,612
Total operating revenues	265,630	178,971	997,070	509,967
Operating expenses:
Operating and maintenance	24,926	14,588	79,477	45,325
Selling, general and administrative	29,355	16,252	92,020	45,052
Depreciation	26,369	16,559	98,678	44,957
Amortization of intangible assets	10,387	5,540	41,547	5,540
Impairment of goodwill	261,941	—	261,941	—
Total operating expenses	352,978	52,939	573,663	140,874
Operating (loss) income	$(87,348)	$126,032	$423,407	$369,093

OPERATIONAL DATA
Gathering volumes (BBtu per day)
Firm capacity reservation	2,088	1,956	2,044	1,826
Volumetric-based services	4,900	2,336	4,445	816
Total gathered volumes	6,988	4,292	6,489	2,642

Capital expenditures	$202,179	$103,794	$717,251	$254,522

(1)	EQM’s consolidated financial statements have been retrospectively recast to include the pre-acquisition results of the Drop-Down Transaction and the EQM-RMP Merger.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
TRANSMISSION RESULTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$94,059	$91,969	$356,725	$348,193
Volumetric-based fee revenues	7,313	7,833	30,076	23,793
Total operating revenues	101,372	99,802	386,801	371,986
Operating expenses:
Operating and maintenance	12,481	9,924	39,563	33,908
Selling, general and administrative	9,601	8,752	31,936	31,922
Depreciation	12,495	22,896	49,723	58,689
Total operating expenses	34,577	41,572	121,222	124,519
Operating income	$66,795	$58,230	$265,579	$247,467

Equity Income	$25,942	$6,758	$61,778	$22,171

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day)
Firm capacity reservation	3,040	2,472	2,903	2,399
Volumetric-based services	47	65	59	37
Total transmission pipeline throughput	3,087	2,537	2,962	2,436

Average contracted firm transmission reservation commitments (BBtu per day)	4,230	3,952	3,909	3,627

Capital expenditures	$29,933	$37,423	$114,450	$111,102

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
WATER RESULTS OF OPERATIONS (1)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
FINANCIAL DATA	(Thousands)
Water services revenues	$17,789	$13,605	$111,227	$13,605
Operating expenses:
Operating and maintenance	7,251	5,598	44,152	5,598
Selling, general and administrative	2,405	347	5,895	347
Depreciation	6,093	3,515	23,513	3,515
Total operating expenses	15,749	9,460	73,560	9,460
Operating income	$2,040	$4,145	$37,667	4,145

OPERATIONAL DATA
Water services volumes (MMgal)	348	226	2,088	226

Capital expenditures	$6,179	$6,233	$23,537	$6,233

(1)	EQM’s consolidated financial statements have been retrospectively recast to include the pre-acquisition results of the EQM-RMP Merger.

EQM MIDSTREAM PARTNERS, LP AND SUBSIDIARIES
CAPITAL EXPENDITURE SUMMARY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(Thousands)
Expansion capital expenditures (1)	$215,564	$120,981	$803,347	$328,529
Maintenance capital expenditures	22,727	26,469	51,891	43,328
Total capital expenditures	$238,291	$147,450	$855,238	$371,857

(1)
Expansion capital expenditures do not include capital contributions made to the MVP JV. Capital contributions to the MVP JV were $467.2 million and $56.1 million for the three months ended December 31, 2018 and 2017, respectively, and $913.2 million and $159.6 million for the years ended December 31, 2018 and 2017, respectively.

Analyst inquiries:
Nate Tetlow – Vice President, Corporate Development and Investor Relations Director
412-553-5834
ntetlow@equitransmidstream.com

Media inquiries:
Natalie Cox – Director, Corporate Communications
412-395-3941
ncox@equitransmidstream.com

Source: Equitrans Midstream Corporation